                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Casino America, Inc.

  We have audited the accompanying consolidated balance sheets of Casino America, Inc. as of April 30, 1995 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended April 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Casino America, Inc. at April 30, 1995 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended April 30, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
June 3, 1996

                              CASINO AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              APRIL 30
                                                      -------------------------
                         ASSETS                           1995         1996
                         ------                       ------------ ------------
Current assets:
  Cash and cash equivalents.......................... $ 18,997,000 $ 18,585,000
  Accounts receivable:
    Related parties..................................    2,409,000    3,171,000
    Other............................................      825,000    1,764,000
  Income tax receivable..............................    1,189,000          --
  Deferred income taxes..............................          --     1,001,000
  Prepaid expenses and other assets..................    1,941,000    2,858,000
                                                      ------------ ------------
      Total current assets...........................   25,361,000   27,379,000
Property and equipment--Net..........................  133,485,000  129,306,000
Other assets:
  Investment in and advances to joint ventures.......   20,861,000   34,281,000
  Notes receivable--Related party....................    4,700,000    4,700,000
  Other investments..................................    2,250,000    2,250,000
  Property held for development or sale..............    1,398,000   15,840,000
  Restricted cash....................................   12,171,000          --
  Berthing, concession, and leasehold rights, net of
   accumulated
   amortization of $896,000 and $1,209,000,
   respectively......................................    5,373,000    5,060,000
  Deferred financing costs, net of accumulated
   amortization of $682,000 and $1,229,000,
   respectively......................................    4,089,000    4,327,000
  Prepaid expenses...................................      955,000      743,000
  Deposits and other.................................    1,256,000    2,588,000
                                                      ------------ ------------
                                                        53,053,000   69,789,000
                                                      ------------ ------------
      Total assets................................... $211,899,000 $226,474,000
                                                      ============ ============


                See notes to consolidated financial statements.

                              CASINO AMERICA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              APRIL 30
                                                      -------------------------
         LIABILITIES AND STOCKHOLDERS' EQUITY             1995         1996
         ------------------------------------         ------------ ------------
Current liabilities:
  Current maturities of long-term debt............... $  6,793,000 $  8,884,000
  Accounts payable--Trade............................    8,369,000    6,169,000
  Accrued liabilities:
    Interest.........................................    5,631,000    5,802,000
    Payroll and payroll related......................    5,670,000    6,333,000
    Property and other taxes.........................    1,207,000    6,880,000
    Progressive jackpots and slot club awards........    2,232,000    1,851,000
    Deferred income taxes............................    1,477,000          --
    Other............................................      480,000    2,392,000
                                                      ------------ ------------
      Total current liabilities......................   31,859,000   38,311,000
Long-term debt, less current maturities..............  132,064,000  130,894,000
Deferred income taxes................................    5,961,000    6,999,000
Stockholders' equity:
  Preferred stock, $.01 par value; 2,000,000 shares
   authorized; none issued...........................          --           --
  Common stock, $.01 par value; 45,000,000 shares
   authorized; shares
   issued and outstanding: 14,853,124 and 16,038,882,
   respectively......................................      149,000      160,000
  Class B common stock, $.01 par value; 3,000,000
   shares authorized; none issued....................          --           --
  Additional paid-in capital.........................    7,168,000   13,857,000
  Retained earnings..................................   34,698,000   36,253,000
                                                      ------------ ------------
      Total stockholders' equity.....................   42,015,000   50,270,000
                                                      ------------ ------------
      Total liabilities and stockholders' equity..... $211,899,000 $226,474,000
                                                      ============ ============


                See notes to consolidated financial statements.

                              CASINO AMERICA, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                               YEAR ENDED APRIL 30
                                      ----------------------------------------
                                          1994          1995          1996
                                      ------------  ------------  ------------
Revenue:
  Casino............................. $140,994,000  $117,613,000  $123,936,000
  Rooms..............................          --            --      4,422,000
  Management fee--Joint ventures.....          --      4,613,000     6,308,000
  Pari-mutuel commissions and fees...          --            --     15,063,000
  Food, beverage, and other..........    3,639,000     5,311,000     8,234,000
                                      ------------  ------------  ------------
    Total revenue....................  144,633,000   127,537,000   157,963,000
Operating expenses:
  Casino.............................   42,726,000    46,039,000    49,910,000
  Rooms..............................          --            --      2,602,000
  Gaming taxes.......................   16,915,000    13,924,000    15,116,000
  Pari-mutuel........................          --            --     11,375,000
  Food and beverage..................    2,253,000     3,678,000     5,382,000
  Marine and facilities..............    7,764,000     7,199,000    10,781,000
  Marketing and administrative.......   26,113,000    26,895,000    33,167,000
  One-time charge....................          --            --     11,798,000
  Preopening expenses................    3,475,000       483,000     1,311,000
  Loss on disposal of equipment......       22,000       178,000     1,217,000
  Depreciation and amortization......    5,450,000     8,945,000    12,111,000
                                      ------------  ------------  ------------
    Total operating expenses.........  104,718,000   107,341,000   154,770,000
                                      ------------  ------------  ------------
Operating income.....................   39,915,000    20,196,000     3,193,000
Interest expense:
  Related parties....................   (1,333,000)          --        (56,000)
  Other..............................   (6,909,000)  (14,029,000)  (15,237,000)
Interest income:
  Unconsolidated joint ventures......    1,107,000     2,961,000       747,000
  Other..............................    1,016,000     1,022,000       622,000
Equity in income (loss) of
 unconsolidated joint ventures.......   (2,241,000)   19,904,000    16,434,000
                                      ------------  ------------  ------------
Income before income taxes...........   31,555,000    30,054,000     5,703,000
Income taxes.........................   11,202,000    11,985,000     4,148,000
                                      ------------  ------------  ------------
Net income........................... $ 20,353,000  $ 18,069,000  $  1,555,000
                                      ============  ============  ============
Net income per common and common
 equivalent share.................... $       1.28  $       1.16  $       0.10
Weighted average common and common
 equivalent shares...................   15,886,000    15,604,000    15,721,000

                See notes to consolidated financial statements.

                              CASINO AMERICA, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                          SHARES OF             ADDITIONAL                     TOTAL
                            COMMON     COMMON     PAID-IN      RETAINED    STOCKHOLDERS'
                            STOCK      STOCK      CAPITAL      EARNINGS       EQUITY
                          ----------  --------  -----------  ------------  -------------
Balance, April 30, 1993.  15,804,620  $158,000   $4,761,000  $ 10,026,000  $ 14,945,000
  Exercise of stock
   options..............     102,869     1,000      301,000           --        302,000
  Purchase and
   retirement of common
   stock................  (1,125,000)  (11,000)    (489,000)  (13,750,000)  (14,250,000)
  Issuance of warrants..         --        --     2,300,000           --      2,300,000
  Net income............         --        --           --     20,353,000    20,353,000
                          ----------  --------  -----------  ------------  ------------
Balance, April 30, 1994.  14,782,489   148,000    6,873,000    16,629,000    23,650,000
  Exercise of stock
   options..............      64,715     1,000      220,000           --        221,000
  Issuance of stock for
   services.............       5,920       --        75,000           --         75,000
  Net income............         --        --           --     18,069,000    18,069,000
                          ----------  --------  -----------  ------------  ------------
Balance, April 30, 1995.  14,853,124   149,000    7,168,000    34,698,000    42,015,000
  Issuance of common
   stock................   1,020,940    10,000    5,988,000           --      5,998,000
  Exercise of stock
   options..............     145,218     1,000      566,000           --        567,000
  Issuance of stock for
   compensation.........      18,100       --       115,000           --        115,000
  Issuance of stock for
   services.............       1,500       --        20,000           --         20,000
  Net income............         --        --           --      1,555,000     1,555,000
                          ----------  --------  -----------  ------------  ------------
Balance, April 30, 1996.  16,038,882  $160,000  $13,857,000  $ 36,253,000  $ 50,270,000
                          ==========  ========  ===========  ============  ============


                See notes to consolidated financial statements.

                              CASINO AMERICA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED APRIL 30
                                      ----------------------------------------
                                          1994          1995          1996
                                      ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..........................  $ 20,353,000  $ 18,069,000  $  1,555,000
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
  Depreciation and amortization.....     5,450,000     8,945,000    12,111,000
  Amortization of bond discount and
   deferred financing costs.........       311,000       786,000       705,000
  Deferred income taxes.............     1,422,000     5,544,000    (1,440,000)
  Equity in (income) loss of
   unconsolidated joint ventures....     2,241,000   (19,904,000)  (16,434,000)
  Write-down of assets held for
   sale.............................           --            --      9,257,000
  Other.............................        22,000       308,000     1,346,000
  Changes in current assets and
   liabilities, net of Pompano Park
   acquisition:
    Accounts receivable.............        68,000    (3,952,000)      179,000
    Prepaid expenses and other
     assets.........................       409,000      (932,000)      675,000
    Accounts payable and accrued
     expenses.......................    14,269,000      (321,000)    3,802,000
                                      ------------  ------------  ------------
Net cash provided by operating
 activities.........................    44,545,000     8,543,000    11,756,000
CASH FLOWS FROM INVESTING
 ACTIVITIES:
Purchase of property and equipment..   (45,975,000)  (46,584,000)  (22,201,000)
Purchase of Pompano Park............           --            --     (7,959,000)
Increase in notes receivable and
 other investments..................           --     (6,950,000)          --
Proceeds from disposals of property
 and equipment......................       105,000     1,408,000     2,767,000
Advances to joint ventures..........   (33,319,000)  (10,553,000)          --
Repayments and distributions from
 joint ventures.....................           --     43,413,000     3,014,000
(Increase) decrease in restricted
 cash...............................   (11,672,000)     (499,000)   12,171,000
Deposits and other..................       170,000      (986,000)   (1,332,000)
                                      ------------  ------------  ------------
Net cash used in investing
 activities.........................   (90,691,000)  (20,751,000)  (13,540,000)
CASH FLOWS FROM FINANCING
 ACTIVITIES:
Proceeds from borrowings............   109,063,000    15,000,000    10,500,000
Principal payments on borrowings....   (37,397,000)   (7,941,000)  (14,908,000)
Deferred financing costs............    (2,045,000)   (1,226,000)     (785,000)
Proceeds from sale of stock and
 exercise of options................       243,000       221,000     6,565,000
Purchase and retirement of common
 stock..............................    (7,000,000)          --            --
                                      ------------  ------------  ------------
Net cash provided by financing
 activities.........................    62,864,000     6,054,000     1,372,000
                                      ------------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents...................    16,718,000    (6,154,000)     (412,000)
Cash and cash equivalents at
 beginning of year..................     8,433,000    25,151,000    18,997,000
                                      ------------  ------------  ------------
Cash and cash equivalents at end of
 year...............................  $ 25,151,000  $ 18,997,000  $ 18,585,000
                                      ============  ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION
Cash payments for:
  Interest, net of amounts
   capitalized......................  $  2,284,000  $ 13,259,000  $ 14,417,000
  Income taxes--net.................    10,020,000     7,758,000      (341,000)
SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES
Debt issued for:
  Land..............................  $    450,000  $  2,290,000  $        --
  Property and equipment............    12,618,000     2,125,000     4,316,000
  Purchase and retirement of common
   stock............................     7,250,000           --            --
  Insurance premiums................           --            --        855,000
Allocation of deferred financing
 costs to unconsolidated joint
 venture............................     1,912,000           --            --
Bond discount recorded to reflect
 the issuance of warrants...........     2,300,000           --            --
Underwriting discount on first
 mortgage notes.....................     3,412,000           --            --

                See notes to consolidated financial statements.

                             CASINO AMERICA, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The consolidated financial statements include the accounts of Casino America, Inc. and its wholly owned subsidiaries (the Company). All material intercompany balances and transactions have been eliminated in consolidation. The Company's investments in its 50%-owned joint ventures, Louisiana Riverboat Gaming Partnership (LRGP) and LRG Hotels, LLC and LRGP's 50%-owned joint venture, St. Charles Gaming Company, Inc. (SCGC) are accounted for using the equity method of accounting. Certain reclassifications have been made to the prior-year financial statements to conform to the 1996 presentation.

  The Company is engaged in the business of developing, owning, and operating riverboat and dockside casinos and related facilities. The Company commenced operations in Biloxi, Mississippi, and Vicksburg, Mississippi, on August 1, 1992 and August 9, 1993, respectively. LRGP and SCGC commenced operations in Bossier City, Louisiana and Lake Charles, Louisiana on May 20, 1994 and July 29, 1995, respectively.

  The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as revenues and expenses during the reporting period. Actual amounts when ultimately realized could differ from those estimates.

 Cash Equivalents and Concentrations of Cash

  The Company considers cash and all highly liquid investments with a maturity at the time of purchase of three months or less to be cash equivalents. Cash and cash equivalents are placed primarily with one high-credit-quality financial institution. At April 30, 1996, cash equivalents were invested in a short-term certificate of deposit and an overnight repurchase agreement. The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of these instruments.

 Property and Equipment

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

                                                                           YEARS
                                                                           -----
      Leasehold improvements.............................................. 10-31
      Buildings and land improvements.....................................  25
      Riverboats and floating pavilions...................................  25
      Furniture, fixtures, and equipment.................................. 5-10

  Interest capitalized during the years ended April 30, 1994, 1995 and 1996 totaled $773,000, $1,006,000 and $1,525,000, respectively. Depreciation expense for the years ended April 30, 1994, 1995 and 1996, totaled $5,134,000, $8,632,000, and $11,788,000, respectively.

 Debt Acquisition Costs

  The costs of issuing long-term debt have been capitalized and are being amortized using the bonds outstanding method.

 Advertising Costs

  Advertising costs are expensed as incurred. Advertising expense for the years ended April 30, 1994, 1995 and 1996 totaled $6,373,000, $5,665,000 and
$7,085,000, respectively.

 Berthing, Concession, and Leasehold Rights

  Berthing, concession, and leasehold rights are recorded at cost and are being amortized over approximately 20 years using the straight-line method.

                             CASINO AMERICA, INC.

 Revenue and Promotional Allowances

  Casino revenue is the net win from gaming activities which is the difference between gaming wins and losses. Casino revenues are net of accruals for anticipated payouts of progressive electronic gaming device jackpots.

  Revenue does not include the retail amount of food, beverage, and other items provided gratuitously to customers, which totaled $10,169,000, $9,987,000, and $13,797,000 for the years ended April 30, 1994, 1995 and 1996, respectively. The estimated cost of providing such complimentary services, which is included in casino expense, was $8,234,000, $7,960,000, and $11,608,000 for the years ended April 30, 1994, 1995 and 1996, respectively.

 Preopening Expenses

  Preopening expenses, which consist principally of payroll and marketing costs, are expensed as incurred.

 Net Income per Common Share

  Net income per common and common equivalent share is based on the weighted-average number of common shares outstanding during the period plus, in periods in which they have a dilutive effect, the effect of common shares contingently issuable upon the exercise of warrants and stock options.

 Stock Based Compensation

  The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

 Impairment of Long-Lived Assets

  In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement No. 121 in fiscal 1997 and, based on current circumstances, does not believe the adoption will have a material effect on the Company's financial statements.

2. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                              APRIL 30
                                                      -------------------------
                                                          1995         1996
                                                      ------------ ------------
      Property and equipment:
        Land and land improvements................... $ 18,687,000 $ 25,485,000
        Leasehold improvements.......................    5,368,000   50,130,000
        Buildings and improvements...................    5,203,000    6,099,000
        Riverboats and floating pavilions............   51,020,000   33,591,000
        Furniture, fixtures, and equipment...........   35,211,000   35,835,000
        Construction in progress.....................   33,082,000      375,000
                                                      ------------ ------------
                                                       148,571,000  151,515,000
        Less: Accumulated depreciation...............   15,086,000   22,209,000
                                                      ------------ ------------
                                                      $133,485,000 $129,306,000
                                                      ============ ============

                             CASINO AMERICA, INC.

3. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                              APRIL 30
                                                      -------------------------
                                                          1995         1996
                                                      ------------ ------------
11 1/2% first mortgage notes, less unamortized
 discount of $1,885,000 and $1,727,000,
 respectively, due November 2001....................  $103,115,000 $103,273,000
Variable rate note (10.25% at April 30, 1996), due
 in monthly installments of $188,000, including
 interest, with the remaining principal and interest
 due October 2000...................................    15,000,000   14,670,000
8% note payable, due in monthly installments of
 $83,334, including interest, through July 2002.....     5,488,000    4,906,000
12% note payable, principal due in annual
 installments of $1,812,500 and $3,625,000 through
 November 1996......................................     5,438,000    3,625,000
9 1/4% note payable to bank, due in monthly
 installments of $172,333, including interest,
 through February 1997..............................     3,479,000    1,664,000
8% note payable due in monthly installments of
 $11,365, including interest, commencing December
 1995 through December 2015.........................     1,470,000    1,347,000
Variable rate note (9.25% at April 30, 1996), due in
 monthly installments ranging from $11,458 to
 $34,722, including interest, with the remaining
 principal and interest due June 2000...............           --     4,861,000
9 1/4% note payable, due in monthly installments
 ranging from $46,045 to $97,595, including
 interest, through October 1999.....................           --     3,354,000
Other...............................................     4,867,000    2,078,000
                                                      ------------ ------------
                                                       138,857,000  139,778,000
Less: Current maturities............................     6,793,000    8,884,000
                                                      ------------ ------------
Long-term debt......................................  $132,064,000 $130,894,000
                                                      ============ ============

  In November 1993, the Company issued 105,000 units, consisting of $1,000 principal amount of 11 1/2% First Mortgage Notes due 2001 (the "First Mortgage Notes" ) and 3.263 warrants (the Warrants) to purchase 1.5 shares of common stock per warrant at an exercise price of $16 per share. The First Mortgage Notes and the Warrants are separately transferable. Interest on the First Mortgage Notes is payable semiannually on each May 15 and November 15 through maturity.

  The First Mortgage Notes are redeemable at the option of the Company, in whole or in part, at any time after November 15, 1997, at the redemption prices set forth in the indenture, plus accrued interest. The Company is required to redeem, at par plus accrued interest, 20% of the original aggregate principal amount of the First Mortgage Notes in November 1999 and November 2000.

  The First Mortgage Notes restrict, among other things: (i) the incurrence of additional debt, except under certain circumstances including meeting certain pro forma coverage tests; (ii) the payment of dividends on and redemptions of capital stock; (iii) the businesses in which the Company may engage; (iv) the use of proceeds from the sale of assets; (v) transactions with affiliates;
(vi) the creation of liens; and (vii) sale and leaseback transactions. At April 30, 1995 and 1996, no dividends were permitted to be paid under these restrictions.

  The Company has $3,500,000 available in bank lines of credit. As of April 30, 1996, the Company had no outstanding balances under these lines of credit.

  Substantially all of the Company's assets are pledged as collateral for long-term debt.

                             CASINO AMERICA, INC.

  The aggregate principal payments due on a total long-term debt over the next five years and thereafter are as follows:

             Year ending April 30:
               1997...................... $  8,884,000
               1998......................    2,952,000
               1999......................    3,048,000
               2000......................   27,398,000
               2001......................   22,655,000
               Thereafter................   74,841,000
                                          ------------
                                          $139,778,000
                                          ============

  The fair value of the 11 1/2% First Mortgage Notes, estimated based on quoted market prices, was approximately $106,265,000 and $106,773,000 as of April 30, 1995 and 1996, respectively. The carrying value of the Company's other short- and long-term obligations approximates fair value at April 30, 1996.

4. LEASE COMMITMENTS

  The Company has an agreement with the Biloxi Port Commission which provides the Company with certain docking rights. This agreement expires July 1999, with eight renewal options of five years each. Annual rentals are the greater of $500,000 or 1% of gross monthly gaming revenue, as defined. Annual rent during each renewal term is adjusted for increases in the Consumer Price Index, limited to 6% for each renewal period.

  In addition, the Company leases certain land, buildings, and other improvements from the City of Biloxi under a lease and concession agreement. This agreement expires on July 1999, with options to renew for seven additional terms of five years each. Annual rent is $500,000 plus 3% of gross gaming revenue, as defined, in excess of $25,000,000. Annual rent during each renewal term is adjusted for increases in the Consumer Price Index, limited to 6% for each renewal period. This agreement also allows rent credits to be amortized over the initial term of the lease, for costs and expenses incurred by the Company for construction of certain improvements to the leased assets. Such rent credits, net of accumulated amortization, are included in prepaid expenses in the consolidated balance sheet.

  In April 1994, the Company entered an Addendum to the lease with the City of Biloxi, which requires the Company to pay 4% of gross non-gaming revenues received as defined, net of sales tax, comps and discounts. Additional rent will be due to the City of Biloxi for the amount of any increase from and after January 1, 2016 in the rent due to the State Institutions of Higher Learning under a lease between the City of Biloxi and the State Institutions of Higher Learning (the "IHL Lease") and for any increases in certain tidelands leases between the City of Biloxi and the State of Mississippi.

  In April 1994, in connection with the construction of a hotel, the Company entered a lease for additional land. The Company first acquired the leasehold interest of Sea Harvest, Inc., the original lessee, for consideration of $8,000 per month for a period of ten years. The Company's lease is with the City of Biloxi, Mississippi, for an initial term of 25 years, with options to renew for six additional terms of 10 years each and a final option period with a termination date commensurate with the termination date of the IHL Lease, but in no event later than December 31, 2085. Annual rent (which includes payments to be made pursuant to the purchase of a related leasehold interest) is $404,000, plus 4% of gross non-gaming revenue, as defined. The annual rent is adjusted after each five-year period based on increases in the Consumer Price Index, limited to a 10% increase in any five-year period. The annual rent will increase 10 years after the commencement of payments pursuant to a termination of lease and settlement agreement to an amount equal to the sum of annual rent had it been $500,000 annually plus adjustments thereto based on the Consumer Price Index.

                             CASINO AMERICA, INC.

  In February 1995, in conjunction with its planned Colorado operation, the Company entered into a lease agreement for the use of land. The lease has an initial term of 25 years, with options to renew for seven additional terms of 10 years each. The base rent is $250,000 per year increased by $10,000 each year until the annual rent is $300,000. After seven years, and every two years thereafter, the annual rent is adjusted based on increases in the Consumer Price Index, limited to a 4% increase in any two-year period.

  Minimum rental obligations under all noncancelable operating leases with terms of one year or more as of April 30, 1996, are as follows:

             Year ending April 30:
               1997....................... $ 2,799,000
               1998.......................   2,458,000
               1999.......................   2,394,000
               2000.......................   1,477,000
               2001.......................     895,000
               Thereafter.................  14,950,000
                                           -----------
                                           $24,973,000
                                           ===========

  Rent expense for operating leases was approximately $3,857,000, $3,085,000, and $4,076,000 for the years ended April 30, 1994, 1995 and 1996, respectively. Such amounts include contingent rentals of $1,619,000, $833,000, and $1,288,000 for the years ended April 30, 1994, 1995 and 1996, respectively.

5. RELATED PARTY TRANSACTIONS

  During November 1993, in connection with two capital lease agreements with certain related parties, the Company exercised a bargain purchase option and purchased the equipment for approximately $17,161,000.

  During the year ended April 30, 1994, the Company issued $3,000,000 of 10% promissory notes to several directors of the Company which were repaid with the proceeds of the First Mortgage Notes.

  During the years ended April 30, 1994, 1995 and 1996, the Company incurred construction costs of approximately $8,093,000, $3,501,000 and $2,391,000, respectively, which were paid to related parties. As of April 30, 1996, there were no outstanding amounts owed to related parties for construction services.

  During 1995, the Company entered into a lease agreement for a tugboat with a related party. The agreement provides for monthly rental payments that range from $3,781 to $7,500. The Company has a purchase option on the vessel which is exercisable at any time during the 10-year term of the lease, at a price equal to the unamortized balance of the $450,000 original cost of the vessel at the time of exercise of the purchase option.

  During the year ended April 30, 1996, the Company repaid $1,556,000 in loans and interest payable to the Chairman and Chief Executive Officer and a related party.

  The Company provides management services to LRGP and SCGC pursuant to respective management agreements. Management fees for these services are based upon a percentage of LRGP's and SCGC's revenue and operating income, as defined in the management agreements. The revenue under the management agreements is reflected as management fee--joint ventures in the accompanying consolidated income statements.

  The note receivable in the accompanying consolidated balance sheets bears interest at 11 1/2% and is due from SCGC. The note is due three days after certain debt of SCGC is repaid.

                              CASINO AMERICA, INC.

6. INCOME TAXES

  Income tax expense (benefit) consists of the following:

                                                   YEAR ENDED APRIL 30
                                           ------------------------------------
                                              1994        1995         1996
                                           ----------- -----------  -----------
      Current:
        Federal........................... $ 9,548,000 $ 4,501,000  $ 3,976,000
        State.............................     232,000   1,940,000    1,612,000
                                           ----------- -----------  -----------
                                             9,780,000   6,441,000    5,588,000
      Deferred:
        Federal...........................   1,422,000   5,599,000   (1,561,000)
        State.............................         --      (55,000)     121,000
                                           ----------- -----------  -----------
                                             1,422,000   5,544,000   (1,440,000)
                                           ----------- -----------  -----------
                                           $11,202,000 $11,985,000  $ 4,148,000
                                           =========== ===========  ===========

  A reconciliation of income tax expense to the statutory corporate federal tax rate of 35% is as follows:

                                                     YEAR ENDED APRIL 30
                                              ----------------------------------
                                                 1994        1995        1996
                                              ----------- ----------- ----------
      Statutory tax expense.................. $11,044,000 $10,519,000 $1,996,000
      Effects of:
        State taxes..........................     151,000   1,225,000  1,048,000
        Adjustment to prior years' taxes.....         --          --     720,000
        Other--Net...........................       7,000     241,000    384,000
                                              ----------- ----------- ----------
                                              $11,202,000 $11,985,000 $4,148,000
                                              =========== =========== ==========

  Significant components of the Company's net deferred income tax liability are as follows:

                                                         YEAR ENDED APRIL 30
                                                       ------------------------
                                                          1995         1996
                                                       -----------  -----------
      Deferred tax liabilities:
        Property and equipment........................ $ 8,143,000  $12,866,000
        LRGP..........................................   2,399,000      940,000
        Other.........................................      92,000       59,000
                                                       -----------  -----------
      Total deferred tax liabilities..................  10,634,000   13,865,000
      Deferred tax assets:
        Dividends.....................................     920,000      680,000
        Write-down of assets held for sale............         --     3,240,000
        Preopening costs..............................   2,016,000    1,500,000
        Accrued expenses..............................     819,000    1,600,000
        Alternative minimum tax credit................         --     1,186,000
        Other.........................................     361,000      341,000
                                                       -----------  -----------
      Total deferred tax assets.......................   4,116,000    8,547,000
      Valuation allowance on deferred tax assets......    (920,000)    (680,000)
                                                       -----------  -----------
      Net deferred tax asset..........................   3,196,000    7,867,000
                                                       -----------  -----------
      Net deferred tax liability...................... $ 7,438,000  $ 5,998,000
                                                       ===========  ===========

                             CASINO AMERICA, INC.

  At April 30, 1996, the Company's alternative minimum tax credit can be carried forward indefinitely to reduce future regular tax liabilities.

7. COMMON STOCK

  Under the Company's 1992 and 1993 Stock Option Plans, as amended, a maximum of 958,750 and 875,000 options, respectively, may be granted to directors, officers, and employees. The plans provide for the issuance of incentive stock options and nonqualified options which have a maximum term of 10 years and are, generally, exercisable in yearly installments of 25%, commencing one year after the date of grant.

  Stock options outstanding are as follows:

                                                                     EXERCISE
                                                          OPTIONS      PRICE
                                                         ---------  -----------
      Outstanding options at April 30, 1995............. 1,327,599  $ .89-18.00
      Options granted...................................   493,375   5.69- 6.25
      Options exercised.................................  (145,218)   .89-13.33
      Options canceled..................................  (157,568)   .89-17.75
                                                         ---------  -----------
      Outstanding options at April 30, 1996............. 1,518,188  $ .89-18.00
                                                         =========  ===========

  At April 30, 1996, 543,251 options are exercisable at prices ranging from $.89 to $18.00.

  In addition, the Company has the following outstanding warrants:

                                                          NUMBER OF
                                                       ---------------- EXERCISE
DATE ISSUED                           EXPIRATION DATE  WARRANTS SHARES   PRICE
- -----------                          ----------------- -------- ------- --------
February 1993....................... October 31, 1997  900,000  900,000  $ 5.33
November 1993....................... November 15, 1996 342,615  513,923   16.00
June 1995........................... June 9, 2001            1  416,667   12.00

  On March 11, 1996, the Company sold an aggregate of 1,020,940 shares of its common stock at a price of $5.875 per share to the Chairman and Chief Executive Officer of the Company and three members of his family. On March 1, 1996, when the Board adopted resolutions authorizing the Company's officers to consummate the sale of these shares, the last reported sales price on NASDAQ was $5.75 per share. Proceeds from the sale totaled $5,998,000.

  The Company's board of directors has authorized the offering (the "Offering"), on a pro rata basis, of rights to purchase shares of the Company's common stock at a price of $5.875 per share at a ratio of approximately one share for every four shares owned to its shareholders of record on March 15, 1996. The primary purpose of the Offering is to ensure that all shareholders have the same opportunity to purchase shares of the Company's common stock as has been afforded to the Chairman and Chief Executive Officer of the Company and his family.

8. ACQUISITION OF POMPANO PARK

  On June 30, 1995, the Company acquired 100% of Pompano Park ("Pompano Park"), a harness racing track located in Pompano, Florida, for approximately $8,000,000. The acquisition was accounted for as a purchase, and the results of operations of Pompano Park have been included in the consolidated income statement from the date of acquisition. Pro forma operating results giving effect to the Pompano Park acquisition have not been provided because the pro forma effect of the acquisition was not material to the operating results of the Company. If casino gaming is legally permitted in Florida at the Pompano Park site by June 30, 2001, the Company is required to pay additional consideration to the seller amounting to $25,000,000 plus 5% of net gaming win, as defined. The probability of the Company paying such additional consideration is remote; however, if such payments are made in the future, they would be accounted for as additional purchase price and allocated to goodwill. Such goodwill will be amortized over a period to be determined at date of payment not to exceed 40 years.

                             CASINO AMERICA, INC.

9. ONE-TIME CHARGE

  During January 1996, the Company recorded an $11,798,000 pretax one-time charge. The components of the one-time charge include $9,257,000 related to the write-down of two riverboats, a barge and certain gaming equipment all of which were reclassified during the quarter as being held for sale, $1,991,000 related to costs associated with the recent change in executive management and $550,000 related to costs associated with certain abandoned projects. The write-down relates to two riverboats which are currently not being used in operations and have been placed for sale. Each riverboat was written down to a carrying value of approximately $5,000,000 based upon a recent purchase/lease option agreement on one riverboat and a recent oral purchase offer received by the Company. The amount of such offer and purchase/lease option range from $5,000,000 to $6,000,000. The Company currently does not expect to take further write-downs relating to these riverboats.

10. INVESTMENT IN LRGP

  Summarized results of operations of LRGP are as follows:

                                                  YEAR ENDED APRIL 30
                                         --------------------------------------
                                            1994          1995         1996
                                         -----------  ------------ ------------
      Total revenue..................... $       --   $147,012,000 $150,846,000
      Operating income (loss)...........  (3,625,000)   44,097,000   38,381,000
      Net income (loss).................  (3,775,000)   40,162,000   34,453,000

  Summarized balance sheet information for LRGP is as follows:

                                                                APRIL 30
                                                        ------------------------
                                                           1995         1996
                                                        ----------- ------------
      Current assets................................... $ 6,549,000 $  6,950,000
      Property and equipment, net......................  52,727,000   49,204,000
      Investment in and advances to affiliates.........   4,289,000   67,832,000
      Other assets.....................................     507,000      335,000
                                                        ----------- ------------
          Total assets................................. $64,072,000 $124,321,000
                                                        =========== ============
      Current liabilities:
        Note payable to the Company.................... $ 2,300,000 $        --
        Other..........................................  17,130,000   27,834,000
      Long-term debt, less current maturities..........   8,514,000   27,500,000
      Partners' capital................................  36,128,000   68,987,000
                                                        ----------- ------------
          Total liabilities and partners' capital...... $64,072,000 $124,321,000
                                                        =========== ============

  At April 30, 1996, the Company's retained earnings includes approximately $20,627,000 of undistributed earnings of LRGP. Certain debt covenants restrict LRGP from making dividend payments to the Company.

  On June 9, 1995, LRGP acquired a 50% interest in SCGC, which operates a riverboat casino in Lake Charles, Louisiana, for $1,000,000 cash and a $20,000,000 note payable to the seller, The note bears interest at 11 1/2% and requires equal quarterly principal payments commencing June 1996 through June 2000 with interest payable monthly. Additionally, the Company has issued a warrant that allows the seller to convert 50% of the outstanding principal balance of the note payable (up to a maximum of $5,000,000) into 416,667 shares of common stock of the Company at $12 per share. The difference between the carrying amount of the investment and LRGP's equity in SCGC's net assets is being amortized on a straight-line basis over 25 years. The purchase agreement obligates LRGP to provide loans or a financing source to SCGC for all expenses and development costs of the Lake Charles riverboat casino up to a maximum of $45,000,000. As of April 30, 1996, advances to SCGC totaled approximately $41,702,000.

                             CASINO AMERICA, INC.

  Summarized results of operations of SCGC from the date of acquisition to April 30, 1996 are as follows:

      Total revenue................................................ $57,263,000
      Operating loss...............................................    (643,000)
      Net loss.....................................................  (5,346,000)

  Summarized balance sheet information for SCGC as of April 30, 1995 and 1996 is as follows:

                                                             APRIL 30
                                                      ------------------------
                                                         1995         1996
                                                      -----------  -----------
      Current assets................................. $ 1,125,000  $ 7,142,000
      Property and equipment, net....................  24,399,000   69,919,000
      Other assets...................................   9,442,000   10,126,000
                                                      -----------  -----------
          Total assets............................... $34,966,000  $87,187,000
                                                      ===========  ===========
      Current liabilities:
        Advances from and notes payable to related
         parties..................................... $ 9,856,000  $48,787,000
        Other........................................  26,190,000   44,357,000
      Long-term debt, less current maturities........   2,266,000      637,000
      Partners' deficit..............................  (3,346,000)  (6,594,000)
                                                      -----------  -----------
          Total liabilities and partners' deficit.... $34,966,000  $87,187,000
                                                      ===========  ===========

11. EMPLOYEE BENEFIT PLAN

  The Company has a defined-contribution, profit-sharing plan, including 401(k) plan provisions, covering substantially all of its employees. The Company's contribution expense related to this plan was approximately $220,000, $203,000, and $328,000 for the years ended April 30, 1994, 1995, and
1996, respectively. The Company's contribution is based on a percentage of employee contributions and may include an additional discretionary amount.

12. LITIGATION

  The Company has been named, along with two gaming equipment suppliers, 41 of the country's largest gaming operators, and four gaming distributors (the "Gaming Industry Defendants") in a consolidated class action lawsuit pending in Las Vegas, Nevada. The suits alleges that the Gaming Industry Defendants violated the Racketeer Influenced and Corrupt Organizations Act by engaging in a course of fraudulent and misleading conduct intended to induce people to play their gaming machines based upon a false belief concerning how those gaming machines actually operate, as well as the extent to which there is actually an opportunity to win on any given play. The suit seeks unspecified compensatory and punitive damages. The actions are in the early stages of discovery and preliminary motions. The Company is unable at this time to determine what effect, if any, the suit would have on its financial position or results of operations.

  The Company is engaged in various matters of litigation and has a number of unresolved claims pending. While the ultimate liability with respect to such litigation and claims cannot be determined at this time, it is the opinion of management that such liability is not likely to be material to the Company's consolidated financial position or results of operations.

                             CASINO AMERICA, INC.

13. SUBSEQUENT EVENTS

 Purchase of GPRI and SCGC

  On May 3, 1996, the Company purchased all of the outstanding shares of common stock of Grand Palais Riverboat, Inc. (GPRI) in a bankruptcy proceeding. Pursuant to the Plan of Reorganization adopted in such bankruptcy proceeding, the Company purchased 100% of the shares of the reorganized GPRI, which at the time of closing owned the Grand Palais Riverboat, gaming equipment, certain other furniture, fixtures and equipment, all necessary gaming licenses issued by the State of Louisiana, and other permits and authorizations. The Company intends to operate the Grand Palais vessel as part of a two-riverboat operation with SCGC. The aggregate consideration paid by the Company in connection with the GPRI acquisition was approximately $62.4 million, consisting of $8.4 million in cash, approximately $37.9 million in promissory notes and assumed indebtedness. The Company also issued 2,250,000 shares of its common stock, and five-year warrants to purchase an additional 500,000 shares of common stock at an exercise price of $10 per share, to GPRI's former secured debt holders.

  At the time of the GPRI acquisition, the Company also purchased the remaining 50% interest in SCGC not already owned by LRGP, in exchange for 1,850,000 shares of the Company's common stock and a five-year warrant. The warrant allows the seller to convert its note payable to LRGP (up to a maximum of $5,000,000) to 416,667 shares of common stock of the Company at an exercise price of $12 per share. The purchase agreement also provides for the restructuring of certain indebtedness owed to the seller.

14. SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                    1995
                               ------------------------------------------------
                                 JULY 31   OCTOBER 31  JANUARY 31    APRIL 30
                               ----------- ----------- -----------  -----------
Revenue....................... $33,616,000 $32,017,000 $30,143,000  $31,761,000
Operating income..............   6,073,000   4,945,000   5,001,000    4,177,000
Net income....................   3,908,000   4,685,000   4,772,000    4,704,000
Net income per common and
 common equivalent share......        0.25        0.30        0.31         0.30
                                                    1996
                               ------------------------------------------------
                                 JULY 31   OCTOBER 31  JANUARY 31    APRIL 30
                               ----------- ----------- -----------  -----------
Revenue....................... $32,418,000 $35,691,000 $43,418,000  $46,436,000
Operating income (loss).......   2,367,000   2,128,000  (7,315,000)   6,013,000
Net income (loss).............   2,334,000   2,044,000  (6,547,000)   3,724,000
Net income (loss) per common
 and common equivalent share..        0.15        0.13       (0.44)        0.23

  The fourth quarter of 1996 was adversely affected by interest expense totaling $400,000 that had been capitalized in the second quarter of 1996 and a $720,000 adjustment to prior years' taxes.